Exhibit 5.1

14 October 2015

Horizon Pharma plc

Connaught House, 1st Floor

1 Burlington Road

Dublin 4

Ireland

Horizon Pharma plc (the “Company”)

Dear Sirs

1.	Basis of Opinion

1.1

We are acting as Irish counsel to the Company in connection with the proposed registration by the Company, pursuant to a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, of up to 80,295,608 ordinary shares, par value $0.0001 each (the “Ordinary Shares”), for issuance in connection with the offer to exchange each outstanding share of common stock of Depomed, Inc. (“Depomed”), other than those already owned by the Company, for 0.95 ordinary shares of the Company by Diosail Merger Corporation, a wholly-owned subsidiary of the Company (the “Offer”) and a second-step merger of the Company and Depomed following the completion of the Offer (the “Second-Step Merger”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date hereof as currently applied by the courts of Ireland. It is also given on the basis that it is governed by and is to be construed in accordance with the laws of Ireland. We have made no investigations of and express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.3	This Opinion is strictly confined to the matters stated herein and is not to be read as extending by implication or otherwise to any other matter.

1.4

In giving this Opinion, we have examined the documents and searches listed in the schedule. We have also reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

1.5	Unless otherwise defined in this Opinion, capitalised terms have the same meaning as in the Registration Statement.

2.	Assumptions

2.1

For the purpose of giving this Opinion, we have assumed the following (without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption):

(a)	the truth and accuracy of the contents of such documents and searches reviewed by us and of any certificates of officers of the Company and/or of public officials reviewed by us;

(b)

the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents sent to or reviewed by us by email in pdf or other electronic format and the authenticity of the originals of such documents;

(c)

that the Ordinary Shares will be issued in accordance with the resolutions and authorities of the shareholders and directors of the Company upon which we have relied or will rely and in accordance with the terms of the Registration Statement;

(d)	the accuracy of the description in the Registration Statement of the maximum number of Ordinary Shares to be issued; and

(e)	that the Registration Statement becomes and remains effective and the Company and the board of directors of the Company authorise the corporate actions contemplated in the Registration Statement.

3.	Opinion

3.1	Subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and existing under the laws of Ireland as a public limited company; and

(b)

on the closing of the Offer and the Second-Step Merger, the Ordinary Shares will have been duly authorised and when issued in accordance with the terms of the Registration Statement, the Offer and the Second-Step Merger will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).

We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

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Yours faithfully

/s/ McCann FitzGerald

McCann FitzGerald

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Schedule

1.	a certificate executed by a director or the company secretary of the Company which:

(a)

annexes (i) the certificate of incorporation of the Company; (ii) the certificates of incorporation of the Company on change of name; and (iii) the memorandum and articles of association of the Company in force as at the date of certification;

(b)

confirms that the number of authorised but unissued ordinary shares in the capital of the Company exceeds the aggregate of: (i) the number of ordinary shares that would be issued pursuant to the Offer, were the Offer to complete today; and (ii) the maximum number of ordinary shares that are capable of being issued on conversion of all convertible securities, exercise of any warrants, exercise of any options or rights to be allotted shares or exercise or discharge of any analogous securities or rights; and

2.

the results of searches made by independent law searchers on our behalf against the Company on 14 October 2015 in the Irish Companies Registration Office and in the Petitions Section and Judgments Office of the Central Office of the Irish High Court in Dublin.

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